Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Information

The unaudited pro forma financial information presented below sets forth the financial position and results of operations of 1847 Holdings LLC (the “Company”) after giving effect to the acquisition of ICU Eyewear Holdings, Inc. (“ICU Eyewear”). The following unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”).

The unaudited pro forma consolidated balance sheet as of December 31, 2022 combines the historical balance sheet of the Company with the historical balance sheet of ICU Eyewear and was prepared as if the acquisition had occurred on December 31, 2022.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 combines the historical statement of operations of the Company with the historical statement of operations of ICU Eyewear and was prepared as if the acquisition had occurred on January 1, 2022.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the Company’s financial position would have been had the acquisition been completed on the dates indicated or what the Company’s results of operations would have been had the acquisition been completed as of the beginning of the periods indicated. In addition, the pro forma consolidated financial statements do not purport to project the future financial position or operating results of the Company. The pro forma consolidated financial statements include adjustments for events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The pro forma financial information has been derived from and should be read in conjunction with (i) the audited consolidated financial statements and related notes of the Company for the years ended December 31, 2022 and 2021 and (ii) the audited consolidated financial statements and related notes of ICU Eyewear for the years ended December 31, 2022 and 2021.

1847 HOLDINGS LLC

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2022

	Historical Balances
	1847 Holdings	ICU Eyewear	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,079,355	$907,651	$(4,000,000)	(a)	$3,499,706
			1,963,182	(d)
			3,549,518	(e)
Investments	277,310	-	-		277,310
Receivables, net	5,215,568	1,441,686	-		6,657,254
Contract assets	89,574	-	-		89,574
Inventories, net	4,184,019	10,164,500	-		14,348,519
Prepaid expenses and other current assets	379,875	130,094	-		509,969
Total Current Assets	11,225,701	12,643,931	1,512,700		25,382,332
Property and equipment, net	1,885,206	578,204	-		2,463,410
Operating lease right-of-use assets	2,854,196	-	-		2,854,196
Long-term deposits	82,197	74,800	-		156,997
Intangible assets, net	9,985,129	-	-		9,985,129
Goodwill	19,452,270	-	-		19,452,270
Total Assets	$45,484,699	$13,296,935	$1,512,700		60,294,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$6,741,769	$5,959,970	$289,305	(f)	$12,978,544
			(12,500)	(g)
Contract liabilities	2,353,295	-	-		2,353,295
Customer deposits	3,059,658	-	-		3,059,658
Due to related parties	193,762	-	-		193,762
Current portion of operating lease liabilities	713,100	-	-		713,100
Current portion of finance lease liabilities	185,718	-	-		185,718
Current portion of notes payable, net	551,210	-	500,000	(b)	3,240,366
			2,189,156	(e)
Line of credit	-	2,872,206	(2,389,755)	(a)	2,445,633
			1,963,182	(d)
Related party note payable	362,779	-	-		362,779
Total Current Liabilities	14,161,291	8,832,176	2,539,388		25,532,855
Operating lease liabilities, net of current portion	2,237,797	-	-		2,237,797
Finance lease liabilities, net of current portion	784,148	-	-		784,148
Notes payable, net of current portion	144,830	-	-		144,830
Convertible notes payable, net	24,667,799	-	-		24,667,799
Deferred tax liability, net	599,000	-	-		599,000
Total Liabilities	42,594,865	8,832,176	2,539,388		53,966,429
Shareholders’ Equity
Series A convertible preferred shares	1,338,746	8,408	(8,408)	(i)	1,338,746
Series B convertible preferred shares	1,214,181	-	-		1,214,181
Allocation shares	1,000	-	-		1,000
Common shares	4,079	925	416	(e)	4,495
			(925)	(i)
Distribution receivable	(2,000,000)	-	-		(2,000,000)
Additional paid-in capital	43,962,606	37,535,504	1,359,946	(e)	45,322,552
			(37,535,504)	(i)
Accumulated deficit	(41,919,277)	(33,080,078)	35,157,787	(h)	(39,841,568)
Total 1847 Holdings Shareholders’ Equity	2,601,335	4,464,759	(1,026,688)		6,039,406
Non-Controlling Interests	288,499	-	-		288,499
Total Shareholders’ Equity	2,889,834	4,464,759	(1,026,688)		6,327,905
Total Liabilities and Shareholders’ Equity	$45,484,699	$13,296,935	$1,512,700		$60,294,334

1847 HOLDINGS LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

	Historical Balances
	1847 Holdings	ICU Eyewear	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues	$48,929,124	$20,446,381	$-		$69,375,505
			-
Operating Expenses			-
Cost of revenues	33,227,730	14,053,642	-		47,281,372
Personnel	9,531,101	4,454,735	-		13,985,836
Depreciation and amortization	2,037,112	482,659	-		2,519,771
General and administrative	9,872,689	2,335,221	(12,500)	(f)	12,495,410
			300,000	(g)
Impairment of intangible assets	-	3,700,000	-		3,700,000
Total Operating Expenses	54,668,632	25,026,257	287,500		79,982,389

Loss From Operations	(5,739,508)	(4,579,876)	(287,500)		(10,606,884)

Other Income (Expense)
Other income (expense)	(11,450)	237,329	-		225,879
Interest expense	(4,594,740)	(262,743)	-		(4,857,483)
Gain (loss) on disposal of property and equipment	65,417	-	-		65,417
Loss on extinguishment of debt	(2,039,815)	-	-		(2,039,815)
Loss on write-down of contingent note payable	(158,817)	-	-		(158,817)
Gain on bargain purchase	-	-	2,354,514	(c)	2,354,514
Total Other Income (Expense)	(6,739,405)	(25,414)	2,354,514		(4,410,305)

Net Income (Loss) Before Income Taxes	(12,478,913)	(4,605,290)	2,067,014		(15,017,189)
Income Tax Benefit (Expense)	1,677,000	(17,361)	-		1,659,639
Net Income (Loss)	$(10,801,913)	$(4,622,651)	$2,067,014		$(13,357,550)
Net Loss Attributable to Non-Controlling Interests	(642,313)	-	-		(642,313)
Net Income (Loss) Attributable to 1847 Holdings	$(10,159,600)	$(4,622,651)	$2,067,014		$(12,715,237)
Preferred Share Dividends	(899,199)	-	-		(899,199)
Deemed Dividend	(9,012,730)	-	-		(9,012,730)
Net Income (Loss) Attributable to Common Shareholders	$(20,071,529)	$(4,622,651)	$2,067,014		$(22,627,166)

Loss Per Common Share – Basic and Diluted	$(8.36)				(8.04)
Weighted-Average Shares Outstanding – Basic and Diluted	2,400,014				$2,815,619

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

Acquisition of ICU Eyewear

On December 21, 2022, the Company’s newly formed wholly owned subsidiaries 1847 ICU Holdings Inc. (“1847 ICU”) and 1847 ICU Acquisition Sub Inc. entered into an agreement and plan of merger with ICU Eyewear and San Francisco Equity Partners, as the stockholder representative, which was amended on February 9, 2023.

On February 9, 2023, closing of the transactions contemplated by the agreement and plan of merger was completed. Pursuant to the agreement and plan of merger, 1847 ICU Acquisition Sub Inc. merged with and into ICU Eyewear, with ICU Eyewear surviving the merger as a wholly owned subsidiary of 1847 ICU. The merger consideration paid by 1847 ICU to the stockholders of ICU Eyewear consists of (i) $4,000,000 in cash, minus any unpaid debt of ICU Eyewear and certain transaction expenses, and (ii) 6% subordinated promissory notes in the aggregate principal amount of $500,000.

6% Subordinated Promissory Notes

The 6% subordinated promissory notes bear interest at the rate of 6% per annum with all principal and accrued interest being due and payable in one lump sum on February 9, 2024; provided that upon an event of default (as defined in the notes), such interest rate shall increase to 10%. 1847 ICU may prepay all or any portion of the notes at any time prior to the maturity date without premium or penalty of any kind. The notes contain customary events of default, including, without limitation, in the event of (i) non-payment, (ii) a default by 1847 ICU of any of its covenants in the notes, the agreement and plan of merger or any other agreement entered into in connection with the agreement and plan of merger, or a breach of any of the representations or warranties under such documents, (iii) the insolvency or bankruptcy of 1847 ICU or ICU Eyewear or (iv) a change of control (as defined in the notes) of 1847 ICU or ICU Eyewear. The notes are unsecured and subordinated to all senior indebtedness (as defined in the notes).

Loan and Security Agreement

On February 9, 2023, 1847 ICU and ICU Eyewear entered into a loan and security agreement with Industrial Funding Group, Inc. for a revolving loan of up to $5,000,000, which is evidenced by a secured promissory note in the principal amount of up to $5,000,000. On February 9, 2023, 1847 ICU received an advance of $2,063,182 under the note, of which $1,963,182 was used to repay certain debt of ICU Eyewear in connection with the agreement and plan of merger, with the remaining $100,000 used to pay lender fees. On February 11, 2023, the Industrial Funding Group, Inc. sold and assigned the loan and security agreement, the note and related loan documents to GemCap Solutions, LLC.

The note matures on February 9, 2025 with all advances bearing interest at an annual rate equal to the greater of (i) the sum of (a) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such prime rate changes, plus (b) eight percent (8.00%), and (ii) fifteen percent (15.00%); provided that following and during the continuation of an event of default (as defined in the loan and security agreement), interest on the unpaid principal balance of the advances shall accrue at an annual rate equal to such rate plus three percent (3.00%). Interest accrued on the advances shall be payable monthly commencing on March 7, 2023. The borrowers may voluntarily prepay the entire unpaid principal amount of the note without premium or penalty; provided that in the event that we make such prepayment on or before February 9, 2024, then the borrowers must pay certain fees set forth in the note. The note is secured by all of the assets of 1847 ICU and ICU Eyewear.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for loans of this type. The loan and security agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the note when due, or to pay any fees due under the loan and security agreement; (ii) for failure to perform any covenant or agreement contained in the loan and security agreement or any document delivered in connection therewith; (iii) if any statement, representation or warranty in the loan and security agreement or any document delivered in connection therewith is at any time found to have been false in any material respect at the time such representation or warranty was made; (iv) if the borrowers default under any agreement or contract with a third party which default would result in a liability to us in excess of $25,000; (v) for any voluntary or involuntary bankruptcy, insolvency, or dissolution or assignment to creditors; (vi) if any judgments or attachments aggregating in excess of $10,000 at any given time are obtained against the borrowers which remain unstayed for a period of ten (10) days or are enforced or if there is an indictment under an criminal statute or proceeding pursuant to which remedies sought may include the forfeiture of any property; (vii) if a material adverse effect or change of control (each as defined in the loan and security agreement) shall have occurred; (viii) for certain environmental claims; and (ix) for failure to notify the lender of certain events or failure to deliver certain documentation required by the loan and security agreement.

Management Services Agreement

On February 9, 2023, 1847 ICU entered into a management services agreement with 1847 Partners LLC (the “Manager”). This management services agreement is an offsetting management services agreement as defined in the management services agreement between the Company and the Manager.

Pursuant to the management services agreement, 1847 ICU appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, in each case that if the aggregate amount of management fees paid or to be paid by 1847 ICU, together with all other management fees paid or to be paid to the Manager under other offsetting management services agreements, exceeds, or is expected to exceed, 9.5% of the Company’s gross income in any fiscal year or the management fee paid under the management services agreement in any fiscal quarter, then the management fee to be paid by 1847 ICU shall be reduced, on a pro rata basis determined by reference to the other management fees to be paid to the Manager under other offsetting management services agreements. 1847 ICU shall also reimburse the Manager for all costs and expenses of 1847 ICU which are specifically approved by the board of directors of 1847 ICU, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 ICU in connection with performing services under the management services agreement.

Private Placements

On February 3, 2023, the Company entered into securities purchase agreements with two accredited investors, pursuant to which the Company issued to such investors (i) promissory notes in the aggregate principal amount of $604,000, which include an original issue discount in the amount of $60,400, and (ii) five-year warrants for the purchase of an aggregate of 125,833 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $543,600. As additional consideration, the Company issued an aggregate of 125,833 common shares to the investors as a commitment fee.

On February 9, 2023, the Company entered into securities purchase agreements with the same two accredited investors, pursuant to which the Company issued to such investors (i) promissory notes in the aggregate principal amount of $2,557,575, which include an original issue discount in the amount of $139,091, and (ii) five-year warrants for the purchase of an aggregate of 532,827 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $2,301,818. As additional consideration, the Company issued 289,772 common shares to one investor and issued to the other investor a five-year warrant for the purchase of 243,055 common shares at an exercise price of 0.01 per share (subject to adjustment), which were issued as a commitment fee.

On February 22, 2023, the Company entered into another securities purchase agreement with one of the investors pursuant to which the Company issued to such investor (i) a promissory note in the principal amount of $878,000, which includes an original issue discount in the amount of $87,800, and (ii) a five-year warrant for the purchase of 182,917 common shares at an exercise price of $4.20 per share (subject to adjustment) for a total purchase price of $790,200. As additional consideration, the Company issued a five-year warrant for the purchase of 198,343 common shares at an exercise price of $0.01 per share (subject to adjustment) to the investor as a commitment fee.

In the aggregate, the Company issued promissory notes in the aggregate principal amount of $4,039,575, warrants for the purchase of an aggregate of 1,282,975 common shares and 415,605 common shares for gross proceeds of $3,635,618 and net proceeds of approximately $3,553,118.

The notes bear interest at a rate of 12% per annum and mature on the first anniversary of the date of issuance; provided that any principal amount or interest which is not paid when due shall bear interest at a rate of the lesser of 16% per annum or the maximum amount permitted by law from the due date thereof until the same is paid. The notes require monthly payments of principal and interest commencing in May 2023. The Company may voluntarily prepay the outstanding principal amount and accrued interest of each note in whole upon payment of certain prepayment fees. In addition, if at any time the Company receives cash proceeds from any source or series of related or unrelated sources, including, but not limited to, the issuance of equity or debt, the exercise of outstanding warrants, the issuance of securities pursuant to an equity line of credit (as defined in the notes) or the sale of assets outside of the ordinary course of business, each holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under the notes. The notes are unsecured and have priority over all other unsecured indebtedness. The notes contain customary affirmative and negative covenants and events of default for a loan of this type.

The notes are convertible into common shares at the option of the holders at any time on or following the date that an event of default (as defined in the notes) occurs under the notes at a conversion price equal the lower of (i) $4.20 (subject to adjustments) and (ii) 80% of the lowest volume weighted average price of the common shares on any trading day during the five (5) trading days prior to the conversion date; provided that such conversion price shall not be less than $0.03 (subject to adjustments).

The conversion price of the notes and the exercise price of the warrants are subject to standard adjustments, including a price-based adjustment in the event that the Company issues any common shares or other securities convertible into or exercisable for common shares at an effective price per share that is lower than the conversion or exercise price, subject to certain exceptions. In addition, the notes and the warrants contain an ownership limitation, such that the Company shall not effect any conversion or exercise, and the holders shall not have the right to convert or exercise, any portion of the notes or the warrants to the extent that after giving effect to the issuance of common shares upon conversion or exercise, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon conversion or exercise.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma consolidated balance sheet as of December 31, 2022 combines the historical balance sheet of the Company with the historical balance sheet of ICU Eyewear and was prepared as if the acquisition had occurred on December 31, 2022.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 combines the historical statement of operations of the Company with the historical statement of operations of ICU Eyewear and was prepared as if the acquisition had occurred on January 1, 2022.

The historical financial information is adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the acquisitions using the acquisition method of accounting in accordance with Financial Accounting Standards Board ASC Topic 805 “Business Combinations”.  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the transactions described herein occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and ICU Eyewear.  The unaudited pro forma consolidated financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma consolidated statement of operations does not reflect any non-recurring charges directly related to the acquisition that the combined companies incurred upon completion of the acquisition.

NOTE 3 – PURCHASE PRICE CONSIDERATION

In accordance with ASC 805, the Company assigned fair value to the tangible and intangible assets of ICU Eyewear acquired and liabilities assumed at the acquisition date. Goodwill is measured as the excess of the purchase consideration over the fair value of the net tangible assets and identifiable assets acquired, or if the fair value of the net assets acquired exceeds the purchase consideration, a bargain purchase gain is recorded. The fair value of the net assets to be acquired is $4.5 million. The fair value of the net assets acquired exceeded the purchase consideration, resulting in a bargain purchase gain of $2.4 million. The process for estimating fair values in many cases requires the use of significant estimates, assumptions and judgments, including developing appropriate discount rates. The Company has engaged an independent third-party valuation firm to assist in determining the preliminary estimated fair values of identifiable intangible assets. Since these unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values using currently available information and certain assumptions, the actual amounts recorded may differ materially if additional information becomes available. These provisional amounts may be adjusted as necessary during the measurement period (up to one year from the acquisition date) while the accounting is finalized. These valuation adjustments may occur (as a result of management review and auditor audit procedures on acquisition date balances and the valuation), whereby increases or decreases in the fair value of the relevant balance sheet accounts will result in adjustments, which may result in material differences from the information presented herein.

The table below shows a preliminary analysis for the acquisition:

Purchase consideration at preliminary fair value:
Closing cash consideration	$4,000,000
Seller notes payable	500,000
Amount of consideration	$4,500,000

Assets acquired and liabilities assumed at preliminary fair value
Cash	$436,807
Accounts receivable	1,814,358
Inventory	9,997,332
Prepaids and other current assets	79,777
Property and equipment	545,670
Other assets	74,800
Intangibles	-
Accounts payable and accrued expenses	(6,116,883)
Line of credit	-
Net assets acquired	$6,831,861

Total net assets acquired	$6,831,861
Consideration paid	4,500,000
Preliminary goodwill (gain on bargain purchase)	$(2,331,861)

NOTE 4 – PRO FORMA ADJUSTMENTS

The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined financial information based on preliminary estimates, which may change as additional information is obtained:

(a)	Reflects the cash purchase consideration for the purchase of ICU Eyewear, as follows:

(1)	Cash consideration of $1,009,965 paid to sellers	$1,009,965
(2)	Cash consideration of $2,389,755 paid to settle ICU Eyewear’s outstanding line of credit	2,389,755
(3)	Cash consideration of $600,280 paid to settle ICU Eyewear’s transaction expenses	600,280
	Total cash purchase consideration for the purchase of ICU Eyewear	$4,000,000

(b)	Reflects the purchase consideration for the issuance of 6% subordinated promissory notes to the sellers of ICU Eyewear

(c)	The fair value of the net assets acquired exceeded the purchase consideration, resulting in a bargain purchase gain

(d)	Reflects the issuance of a revolving loan line of credit used to settle ICU Eyewear’s outstanding line of credit

(e)	Reflects the net working capital proceeds from the private placement issuance of promissory notes with warrants and commitment shares, as follows:

(1)	Promissory notes, net of discounts	$2,189,156
(2)	Commitment common shares	416
(3)	Additional paid-in capital from the issuance of promissory notes with warrants and commitment shares	1,359,946
Net impact on cash from the private placement issuance of promissory notes with warrants and commitment shares		$3,549,518

(f)	Reflects estimated transaction related expenses. These costs are not included in the unaudited pro forma combined statement of operations because they are non-recurring. The adjustment does not include severance, restructuring or other costs that may result from the acquisition.

(1)	Total estimated acquisition related costs	$301,805
(2)	Costs reflected in 1847 Holdings historical financial statements as of December 31, 2022	(12,500)
Pro Forma acquisition costs reflected through the recordation of accounts payable at December 31, 2022		$289,305

(g)	Reflects an annualized management fee accrual by 1847 ICU to the Manager

(h)	Impact on accumulated deficit, as follows:

(1)	Reflects the total acquisition costs not recorded in historical financial statements as of December 31, 2022	$289,305
(2)	Reflects the bargain purchase gain of ICU Eyewear	(2,354,514)
(3)	Reflects the annualized management fee accrual by 1847 ICU to the Manager	(12,500)
(4)	Reflects removal of ICU Eyewear accumulated deficit in the acquisition	(33,080,078)
Pro Forma reduction to accumulated deficit as of December 31, 2022		35,157,787

(i)	Reflects the elimination of the remaining historical equity accounts of ICU Eyewear